Equinix and GIC to Add $3.9B to Expand xScale Data Center Program

Two-Year-Old Program to Grow to 32 Facilities Globally, Enabling the Largest Technology Companies to Expand on Platform Equinix

REDWOOD CITY, Calif. – June 14, 2021 – Equinix, Inc. (Nasdaq: EQIX), the world’s digital infrastructure companyTM, today announced agreements for additional joint ventures in the form of limited liability partnerships with GIC, Singapore’s sovereign wealth fund, which when closed and built out will bring the xScaleTM data center portfolio to greater than $6.9 billion across 32 facilities globally.

xScale data centers add to Equinix’s global platform of more than 220 International Business Exchange™ (IBX®) data centers by serving the unique core workload deployment needs of a targeted group of hyperscale companies, including the world’s largest cloud service providers. After deal closing and buildout, the xScale data center portfolio will span three regions:

•Europe: Dublin (three xScale data centers), Frankfurt (five xScale data centers), Helsinki (one xScale data center), London (two xScale data centers), Madrid (two xScale data centers), Milan (one xScale data center), Paris (four xScale data centers) and Warsaw (one xScale data center)

•Asia-Pacific: Osaka (three xScale data centers) and Tokyo (three xScale data centers)

•Americas: Mexico City (one xScale data center) and São Paulo (three xScale data centers)

•Three additional sites are expected to be announced at a future date

Said Charles Meyers, CEO of Equinix: “For years, the world’s largest cloud service providers, including Alibaba Cloud, Amazon Web Services, Google Cloud, IBM Cloud, Microsoft Azure and Oracle Cloud Infrastructure, have partnered with Equinix to leverage its global platform of more than 220 data centers to directly connect to their strategic business partners and customers. With our xScale program, these hyperscalers can continue to grow at Equinix while in close proximity to an ecosystem of 10,000 customers. The joint venture arrangement of xScale enables these large deployments to be structured in an off-balance sheet model that aims to preserve capital for investment in our traditional retail data center and digital infrastructure business and maintain our strategic and financial flexibility.”

Highlights/Key Facts
•It is expected that the xScale portfolio of 32 facilities will provide more than 600 megawatts (MW) of power capacity when fully built out.

•With xScale data centers, hyperscale companies can add core deployments to their existing access point footprints at Equinix, enabling their growth on a single platform that can immediately span 63 global metros and offer direct interconnection—within a vibrant set of ecosystems—to their customers and strategic business partners.

•Platform Equinix® features more than 40% of the private on-ramps to the top global cloud service providers – more than any other provider. As hyperscale companies scale their operations at Equinix, the ecosystem of nearly 10,000 enterprises and other companies currently operating at Equinix benefit from increased opportunities to directly connect and operate in proximity to the largest global cloud operators.

•Equinix is a leader in data center sustainability and is greening the supply chains of its customers. Equinix’s long-term goal of using 100% clean and renewable energy for its global platform has resulted in significant increases in renewable energy coverage globally. Equinix has continued to make advancements in the way it designs, builds and operates its data centers with high energy-efficiency standards, and all xScale data centers will be LEED certified (or regional equivalent certification).

•The JV projects in today’s announcement are expected to close in several waves over the course of 2021, pending regulatory approval and other closing conditions.

•Under the terms of the JV agreements, GIC will own an 80% equity interest in the future joint ventures and Equinix will own the remaining 20% equity interest.

Quote
•Jabez Tan, Head of Research, Structure Research:
“By building upon the xScale portfolio, Equinix is well-positioned to further accelerate the adoption of hybrid and multicloud as the IT architecture of choice for today’s businesses, while meeting hyperscalers’ needs for operational reliability, global reach and interconnectivity to rich ecosystems that are critical to serving their customers worldwide.”

Additional Resources
•Hyperscale Data Center Expansion Goes into Hyperdrive [Equinix Blog]
•Hyperscale Connectivity Drives $3 Billion in Data Center Projects by Equinix and JV Partners [press release]
•Equinix and GIC to Form Greater than US$1.0 Billion Joint Venture to Develop and Operate Hyperscale Data Centers in Japan [press release]
•Equinix and GIC Complete Formation of Greater than US$1.0 Billion European Data Center Joint Venture [press release]
•How Hyperscale Data Centers Can Power Cloud Provider Success [Equinix Blog]
•Powering Digital Leaders [e-book]

About Equinix
Equinix (Nasdaq: EQIX) is the world’s digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today’s businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to Equinix’s ability to complete the closing of the joint ventures on the proposed terms and schedule; risks related to Equinix or GIC being able to satisfy their respective closing conditions related to the joint ventures, including obtaining regulatory approval; any inability of Equinix, GIC or the joint ventures to obtain financing as needed; risks related to whether the data centers which will be contributed to the joint ventures will be integrated successfully, and whether such integration may be more difficult, time-consuming or costly than expected; risks that the expected benefits of the joint ventures will not occur; the challenges of operating and managing data centers and developing, deploying and delivering Equinix services; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; competition from existing and new competitors; the loss or decline in business from key hyperscale companies; disruption from the joint ventures making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

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Equinix Media Relations (Global)
David Fonkalsrud
+1 650-598-6240
press@equinix.com

Equinix Investor Relations
Katrina Rymill
+1 650-598-6583
krymill@equinix.com

Chip Newcom
+1 650-598-6262
cnewcom@equinix.com

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